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                                                                     EXHIBIT 5.1



                        SHAW PITTMAN POTTS & TROWBRIDGE



               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS


                              2300 N STREET, N.W.


                             WASHINGTON, D.C. 20037



                                JANUARY 30, 1998



Lexford Residential Trust


The Huntington Center


41 South High Street, Suite 2410


Columbus, Ohio 43215



Ladies and Gentlemen:



     We have acted as special Maryland counsel to Lexford Residential Trust, a real estate investment trust organized under the laws of the State of Maryland (the "Trust"), in connection with the merger of Lexford, Inc., an Ohio corporation (the "Company"), with and into the Trust, pursuant to an Agreement and Articles of Merger, to be entered into by the Trust and the Company (the "Merger Agreement"), on the Trust's Registration Statement on Form S-4 (File No. 333-44521), including all exhibits thereto, and Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission (the "Commission") on January 30, 1998 (collectively, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance by the Trust of up to 10,031,282 common shares of beneficial interest, par value $0.01 per share (the "Shares"), pursuant to the Merger Agreement.



     In connection with this opinion, we have examined the following:



     1. the Declaration of Trust of the Trust, dated January 16, 1998, as certified by the Maryland State Department of Assessments and Taxation;



     2. the Bylaws of the Trust, dated January 16, 1998, as certified to us by the Secretary of the Trust;



     3. the form of Merger Agreement filed as an exhibit to the Registration Statement;



     4. the form of Proxy Statement/Prospectus that constitutes a part of the Registration Statement;



     5. resolutions of the Board of Trustees of the Trust, dated January 29, 1998, as certified to us by the Secretary of the Trust;



     6. resolutions of the shareholder of the Trust, dated January 29, 1998, as certified by the Secretary of the Trust; and



     7. such certificates of the Trust as we have deemed necessary or appropriate as a basis for this opinion.



     Based upon and subject to the foregoing, and further subject to the assumptions and qualifications set forth below, it is our opinion that the Shares have been duly authorized and when (i) the Registration Statement has been declared effective under the Securities Act, and (ii) the Shares have been issued in accordance with the terms of the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.



     In our examination, we have assumed and relied on, without independent investigation, the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and that certificates of the Trust and the representations and warranties of the parties to the Merger Agreement, contained in the Merger Agreement, are true and complete.

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Lexford Residential Trust


January 30, 1998


Page 2



     The opinion expressed in this letter concerns only the effect of the laws (excluding the principles of conflicts of laws) of the State of Maryland, and we express no opinion with respect to the laws of any other jurisdiction. We assume no obligation to update this letter if any applicable laws or facts, or our knowledge of applicable facts, changes in any manner. Our opinion is limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.



     We are furnishing this opinion to you solely in connection with the Registration Statement. This opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission.



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus that constitutes a part of the Registration Statement.



                                          Sincerely,



                                          /s/ SHAW PITTMAN POTTS &
                                          TROWBRIDGE



                                          SHAW PITTMAN POTTS & TROWBRIDGE